Exhibit 23.2

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form 10-K) of DATA RESEARCH ASSOCIATES, INC. of our report dated
October 2, 1995, with respect to the 1994/1995 financial statements of MULTILIS EUROPE, S.A. (a wholly owned subsidiary of DATA RESEARCH
ASSOCIATES, INC.) included in the Annual Report (Form 10-K) of Data Research Associates, Inc. and subsidiaries for the year ended
September 30, 1997, filed with the Securities and Exchange Commission.


Neuilly, France
December 4, 1997

/s/ Nicholas L.E. Rolt

Nicholas L.E. Rolt
Partner-Deloitte Touche Tohmatsu-Audit





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